SLM Student Loan Trust 2005-2 Quarterly Servicing Report
Report Date: 09/30/2005 Reporting Period: 7/01/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$1,740,151,588.33	($279,709,288.88)	$1,460,442,299.45
	ii	Interest to be Capitalized				20,789,537.39		21,061,352.04

	iii	Total Pool				$1,760,941,125.72		$1,481,503,651.49

	iv	Specified Reserve Account Balance				4,402,352.81		3,703,759.13

	vi	Total Adjusted Pool				$1,765,343,478.53		$1,485,207,410.62

B	i	Weighted Average Coupon (WAC)				3.174%		5.089%
	ii	Weighted Average Remaining Term				120.11		118.41
	iii	Number of Loans				569,804		499,963
	iv	Number of Borrowers				275,587		245,099
	v	Aggregate Outstanding Principal Balance — T-Bill				$163,434,391.38		$138,023,410.63
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$1,597,506,734.34		$1,343,480,240.86

						% of		% of
	Notes			Spread	Balance 7/25/05	O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GNR3	-0.020%	$210,355,296.11	11.783%	$—	0.000%
	ii	A-2 Notes	78442GNS1	0.010%	603,000,000.00	33.777%	524,473,964.81	35.051%
	iii	A-3 Notes	78442GNT9	0.040%	321,000,000.00	17.981%	321,000,000.00	21.452%
	iv	A-4 Notes	78442GNU6	0.080%	388,000,000.00	21.734%	388,000,000.00	25.930%
	v	A-5 Notes	78442GNV4	0.090%	202,111,000.00	11.321%	202,111,000.00	13.507%
	vi	B Notes	78442GNW2	0.170%	60,746,000.00	3.403%	60,746,000.00	4.060%

	vii	Total Notes			$1,785,212,296.11	100.000%	$1,496,330,964.81	100.000%

	Reserve Account				07/25/2005		10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%

	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$4,402,352.81		$3,703,759.13
	iv	Reserve Account Floor Balance ($)			$2,004,809.00		$2,004,809.00
	v	Current Reserve Acct Balance ($)			$4,402,352.81		$3,703,759.13

	Asset/Liability				07/25/2005		10/25/2005

E	i	Total Adjusted Pool			$1,765,343,478.53		$1,485,207,410.62
	ii	Total Outstanding Balance Notes			$1,785,212,296.11		$1,496,330,964.81
	iii	Difference			$(19,868,817.58)		$(11,123,554.19)
	iv	Parity Ratio			0.98887		0.99257

II. 2005-2 Transactions from: 07/01/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$280,521,196.81
	ii	Principal Collections from Guarantor	4,611,599.04
	iii	Principal Reimbursements	413,973.14
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$285,546,768.99

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$38,941.23
	ii	Capitalized Interest	(5,876,421.34)

	iii	Total Non-Cash Principal Activity	$(5,837,480.11)

C	Student Loan Principal Purchases		$—

D	Total Student Loan Principal Activity		$279,709,288.88

E	Student Loan Interest Activity
	i	Regular Interest Collections	$7,042,642.98
	ii	Interest Claims Received from Guarantors	114,845.53
	iii	Collection Fees/Returned Items	89,764.13
	iv	Late Fee Reimbursements	291,952.90
	v	Interest Reimbursements	28,086.43
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,430,240.26
	viii	Subsidy Payments	4,054,467.71

	ix	Total Interest Collections	$21,051,999.94

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,354.23
	ii	Capitalized Interest	5,876,421.34

	iii	Total Non-Cash Interest Adjustments	$5,878,775.57

G	Student Loan Interest Purchases		$—

H	Total Student Loan Interest Activity		$26,930,775.51

I	Non-Reimbursable Losses During Collection Period		$—

J	Cumulative Non-Reimbursable Losses to Date		$1,116.05

III. 2005-2 Collection Account Activity 07/01/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$23,259,740.56
	ii	Consolidation Principal Payments	261,873,055.29
	iii	Reimbursements by Seller	17,675.57
	iv	Borrower Benefits Reimbursements	21,744.94
	v	Reimbursements by Servicer	(67.47)
	vi	Re-purchased Principal	374,620.10

	vii	Total Principal Collections	$285,546,768.99

B	Interest Collections
	i	Interest Payments Received	$17,682,509.82
	ii	Consolidation Interest Payments	2,959,686.66
	iii	Reimbursements by Seller	(26.93)
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	21,499.26
	vi	Re-purchased Interest	6,614.10
	vii	Collection Fees/Return Items	89,764.13
	viii	Late Fees	291,952.90

	ix	Total Interest Collections	$21,051,999.94

C	Other Reimbursements		$47,982.43

D	Reserves in Excess of the Requirement		$698,593.68

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$2,030,229.43

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$0.00

J	Initial Deposits into Collection Account		$—

K	TOTAL AVAILABLE FUNDS		$309,375,574.47

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,492,019.12)

L	NET AVAILABLE FUNDS		$306,883,555.35

M	Servicing Fees Due for Current Period		$1,140,487.90

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,160,487.90

IV. 2005-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	2.776%	4.705%	151,339	123,954	26.560%	24.793%	$485,694,128.10	$385,960,382.27	27.911%	26.428%

Grace
Current	2.773%	4.703%	77,413	66,056	13.586%	13.212%	278,246,847.57	236,920,885.84	15.990%	16.223%

TOTAL INTERIM	2.775%	4.704%	228,752	190,010	40.146%	38.005%	$763,940,975.67	$622,881,268.11	43.901%	42.650%
REPAYMENT
Active
Current	3.688%	5.552%	166,307	141,305	29.187%	28.263%	$453,428,167.63	$361,668,807.44	26.057%	24.764%
31-60 Days Delinquent	3.685%	5.490%	13,199	18,435	2.316%	3.687%	35,935,792.48	50,060,757.57	2.065%	3.428%
61-90 Days Delinquent	3.710%	5.465%	8,344	11,085	1.464%	2.217%	22,295,245.25	30,514,205.84	1.281%	2.089%
91-120 Days Delinquent	3.588%	5.500%	9,065	6,772	1.591%	1.355%	22,253,030.43	17,660,140.13	1.279%	1.209%
> 120 Days Delinquent	3.536%	5.427%	34,302	31,064	6.020%	6.213%	83,951,494.62	75,209,682.75	4.824%	5.150%

Deferment
Current	2.895%	4.824%	63,583	54,640	11.159%	10.929%	215,509,962.47	165,266,825.03	12.385%	11.316%

Forbearance
Current	3.606%	5.464%	45,565	44,084	7.997%	8.817%	140,967,181.99	130,571,686.73	8.101%	8.941%

TOTAL REPAYMENT	3.486%	5.374%	340,365	307,385	59.734%	61.482%	$974,340,874.87	$830,952,105.49	55.991%	56.897%
Claims in Process (1)	3.809%	5.585%	686	2,568	0.120%	0.514%	$1,864,351.01	$6,608,925.85	0.107%	0.453%
Aged Claims Rejected (2)	5386.780%	0.000%	1	0	0.000%	0.000%	$5,386.78	$0.00	0.000%	0.000%
GRAND TOTAL	3.191%	5.089%	569,804	499,963	100.000%	100.000%	$1,740,151,588.33	$1,460,442,299.45	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.
**     In School/Grace data revised 05/12/05

V. 2005-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	5.077%	291,292	$764,185,414.92	52.326%
- GSL — Unsubsidized	4.964%	192,747	622,363,447.81	42.615%
- PLUS Loans	6.217%	15,922	73,878,281.23	5.059%
- SLS Loans	10.094%	2	15,155.49	0.001%

- Total	5.089%	499,963	$1,460,442,299.45	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	5.053%	356,309	$1,137,581,523.61	77.893%
-Two Year	5.144%	94,817	210,346,831.70	14.403%
-Technical	5.351%	48,830	112,503,808.66	7.703%
-Other	5.018%	7	10,135.48	0.001%

- Total	5.089%	499,963	$1,460,442,299.45	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2005-2 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$14,373,971.39
B	Interest Subsidy Payments Accrued During Collection Period	5,523,810.44
C	SAP Payments Accrued During Collection Period	2,793,029.40
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	2,030,229.43
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$24,721,040.66

VII. 2005-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009276667	7/25/05 - 10/25/05	3.63000%
B	Class A-2 Interest Rate	0.009353333	7/25/05 - 10/25/05	3.66000%
C	Class A-3 Interest Rate	0.009430000	7/25/05 - 10/25/05	3.69000%
D	Class A-4 Interest Rate	0.009532222	7/25/05 - 10/25/05	3.73000%
E	Class A-5 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%
F	Class B Interest Rate	0.009762222	7/25/05 - 10/25/05	3.82000%

VIII. 2005-2 Inputs From Prior Period 6/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,740,151,588.33
	ii	Interest To Be Capitalized	20,789,537.39

	iii	Total Pool	$1,760,941,125.72
	iv	Specified Reserve Account Balance	4,402,352.81

	vi	Total Adjusted Pool	$1,765,343,478.53

B	Total Note and Certificate Factor		0.881648579
C	Total Note Balance		$1,785,212,296.11

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.467456214	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$210,355,296.11	$603,000,000.00	$321,000,000.00	$388,000,000.00	$202,111,000.00	$60,746,000.00

	iii	Note Principal Shortfall	$19,868,817.58	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$4,402,352.81
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2005-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$306,883,555.35	$306,883,555.35

B	Primary Servicing Fees-Current Month		$1,140,487.90	$305,743,067.45

C	Administration Fee		$20,000.00	$305,723,067.45

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$1,951,395.96	$303,771,671.49
	ii	Class A-2	$5,640,060.00	$298,131,611.49
	iii	Class A-3	$3,027,030.00	$295,104,581.49
	iv	Class A-4	$3,698,502.22	$291,406,079.27
	v	Class A-5	$1,931,732.02	$289,474,347.25

	vi	Total Class A Interest Distribution	$16,248,720.20

E	Class B Noteholders’ Interest Distribution Amount		$593,015.95	$288,881,331.30

F	i	Class A-1	$210,355,296.11	$78,526,035.19
	ii	Class A-2	$78,526,035.19	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00

	vi	Total Class A Principal Distribution	$288,881,331.30

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

X. 2005-2 Distributions and Account Reconciliations

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$1,951,395.96	$5,640,060.00	$3,027,030.00	$3,698,502.22	$1,931,732.02	$593,015.95
	ii	Quarterly Interest Paid			1,951,395.96	5,640,060.00	3,027,030.00	3,698,502.22	1,931,732.02	593,015.95

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$210,355,296.11	$89,649,589.38	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			210,355,296.11	78,526,035.19	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$11,123,554.19	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$212,306,692.07	$84,166,095.19	$3,027,030.00	$3,698,502.22	$1,931,732.02	$593,015.95

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05			$1,785,212,296.11
	ii	Adjusted Pool Balance 9/30/05			1,485,207,410.62

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)			$300,004,885.49

	iv	Adjusted Pool Balance 6/30/05			$1,765,343,478.53
	v	Adjusted Pool Balance 9/30/05			1,485,207,410.62

	vi	Current Principal Due (iv - v)			$280,136,067.91
	vii	Principal Shortfall from Prior Period			19,868,817.58

	viii	Principal Distribution Amount (vi + vii)			$300,004,885.49

	ix	Principal Distribution Amount Paid			$288,881,331.30

	x	Principal Shortfall (viii - ix)			$11,123,554.19
C		Total Principal Distribution			$288,881,331.30
D		Total Interest Distribution			16,841,736.15

E		Total Cash Distributions			$305,723,067.45

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GNR3	$210,355,296.11		$—
		A-1 Note Pool Factor		0.467456214	(0.467456214)	0.000000000

	ii	A-2 Note Balance	78442GNS1	$603,000,000.00		$524,473,964.81
		A-2 Note Pool Factor		1.000000000	(0.130225597)	0.869774403

	iii	A-3 Note Balance	78442GNT9	$321,000,000.00		$321,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GNU6	$388,000,000.00		$388,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GNV4	$202,111,000.00		$202,111,000.00
		A-5 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vi	B Note Balance	78442GNW2	$60,746,000.00		$60,746,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Account Reconciliations

	Reserve Account
	i	Beginning of Period Balance			$4,402,352.81
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$4,402,352.81
	iv	Required Reserve Account Balance			$3,703,759.13
	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$698,593.68
	vii	Ending Reserve Account Balance			$3,703,759.13

	Supplemental Loan Purchase Account
	i	Beginning Balance			$0.00
	ii	Deposits			$0.00
	iii	Supplemental Loan Purchases			$0.00
	iv	Transfers to Collection Account			$0.00

	v	Ending Balance			$0.00

XI. 2005-2 Historical Pool Information

			7/01/05-9/30/05	4/01/05-6/30/05	2/15/05-3/31/05

Beginning Student Loan Portfolio Balance			$1,740,151,588.33	$1,917,450,661.88	$1,954,517,926.44

	Student Loan Principal Activity
	i	Regular Principal Collections	$280,521,196.81	$180,374,955.79	$68,200,502.14
	ii	Principal Collections from Guarantor	4,611,599.04	1,419,835.93	204,362.37
	iii	Principal Reimbursements	413,973.14	739,825.51	358,394.19
	iv	Other System Adjustments	0.00	0.00	0.00

	v	Total Principal Collections	$285,546,768.99	$182,534,617.23	$68,763,258.70
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$38,941.23	$27,972.74	$35,510.43
	ii	Capitalized Interest	(5,876,421.34)	(5,263,516.42)	(1,279,020.93)

	iii	Total Non-Cash Principal Activity	$(5,837,480.11)	$(5,235,543.68)	$(1,243,510.50)
	Student Loan Principal Purchases		$—	$—	$(30,452,483.64)

(-)	Total Student Loan Principal Activity		$279,709,288.88	$177,299,073.55	$37,067,264.56

	Student Loan Interest Activity
	i	Regular Interest Collections	$7,042,642.98	$5,560,846.70	$2,377,445.42
	ii	Interest Claims Received from Guarantors	114,845.53	18,916.96	1,130.92
	iii	Collection Fees/Returned Items	89,764.13	50,532.45	21,456.78
	iv	Late Fee Reimbursements	291,952.90	262,343.97	139,473.44
	v	Interest Reimbursements	28,086.43	17,034.97	5,115.59
	vi	Other System Adjustments	0.00	0.00	0.00
	vii	Special Allowance Payments	9,430,240.26	3,939,187.03	0.00
	viii	Subsidy Payments	4,054,467.71	2,104,709.10	0.00

	ix	Total Interest Collections	$21,051,999.94	$11,953,571.18	$2,544,622.15

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,354.23	$(352.07)	$(2,185.38)
	ii	Capitalized Interest	5,876,421.34	5,263,516.42	1,279,020.93

	iii	Total Non-Cash Interest Adjustments	$5,878,775.57	$5,263,164.35	$1,276,835.55
	Student Loan Interest Purchases		$—	$—	$(255,384.18)
	Total Student Loan Interest Activity		$26,930,775.51	$17,216,735.53	$3,566,073.52

(=)	Ending Student Loan Portfolio Balance		$1,460,442,299.45	$1,740,151,588.33	$1,917,450,661.88
(+)	Interest to be Capitalized		$21,061,352.04	$20,789,537.39	$21,542,887.10

(=)	TOTAL POOL		$1,481,503,651.49	$1,760,941,125.72	$1,938,993,548.98

(+)	Reserve Account Balance		$3,703,759.13	$4,402,352.81	$4,847,483.87

(=)	Total Adjusted Pool		$1,485,207,410.62	$1,765,343,478.53	$1,943,841,032.85

XII. 2005-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-05	$1,938,993,549	10.37%

Jul-05	$1,760,941,126	20.49%

Sep-05	$1,481,503,651	31.05%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.